Exhibit (a)(11)


                                  VAN ECK FUNDS

                                AMENDMENT NO. 10

                 TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

      Amendment No. 10 to the Amended and Restated Master Trust Agreement dated February 6, 1992 (amending the Master Trust Agreement dated April 3, 1985) (the "Agreement"), of Van Eck Funds (the "Trust"), made at New York, New York, this 19th day of December, 1996.

                                   WITNESSETH:

      WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended from time to time, as long as such amendment does not adversely affect the rights of any shareholder, and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and

      WHEREAS, Section 4.1 of the Agreement provides that the Trustees of the Trust may establish and designate series of Shares of the Trust and classes thereof; and

      WHEREAS, a majority of the Trustees have voted to establish one new Sub-Trust of the Trust, which is designated as Emerging Markets Growth Fund, and to establish three classes of Shares thereof, which are designated as Class A, Class B and Class C; and

      WHEREAS, a majority of Trustees have duly approved this amendment to the Agreement and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts.

      NOW, THEREFORE, the undersigned, Thaddeus Leszczynski, the duly elected and serving Secretary of the Trust, pursuant to the authorization described above, hereby declares that the initial paragraph of Article IV, Section 4.2 of the Agreement is amended to read in entirety as follows:

      "Section 4.2 ESTABLISHMENT AND DESCRIPTION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth In Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate ten Sub-Trusts: Asia Dynasty Fund (Class A and Class B), Asia Infrastructure Fund (Class A and Class B), Emerging Markets Growth Fund (Class A, Class B and Class C), Global Balanced Fund (Class A and Class
      B), Global Hard Assets Fund (Class A, Class B and Class C), Global Income Fund (Class A), Gold Opportunity Fund (Class A, Class B and Class C), Gold/Resources Fund (Class A), International Investors Gold Fund (Class A and Class C).and U.S. Government Money Fund. Asia Dynasty Fund (Class A and Class B), Asia Infrastructure Fund (Class A and Class B), Emerging Markets Growth Fund (Class A, Class B and Class C), Global Balanced Fund (Class A and Class B), Global Hard Assets Fund (Class A, Class B and Class
      C), Global Income Fund (Class A), Gold Opportunity Fund (Class A, Class B and Class C), Gold/Resources Fund (Class A), International Investors Gold Fund (Class A and Class C).and U.S. Government Money Fund, and Shares of such Sub-Trusts and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

      WITNESS, my hand and seal this 19th day of day of December, 1996.


/s/ Thaddeus Leszczynski                            LISA R. GROSSWIRTH
------------------------------------         Notary Public , State of New York
Thaddeus Leszczynski, Secretary                     No. 01GR4904478
                                                Qualified in Nassau County
STATE OF NEW YORK       )                    Commission Expires Sept. 8, 1997
                        )
COUNTY OF NEW YORK      )

      Then  personally  appeared  the  above-named   Thaddeus   Leszczynski  and
acknowledged this instrument to be his free act and deed this 19th day of December, 1996.


/s/ Lisa R. Grosswirth
------------------------------------
Notary Public